EXHIBIT 99.2

MELLON FINANCIAL CORPORATION

LONG-TERM PROFIT INCENTIVE PLAN (2004)

ASSET MANAGEMENT

PERFORMANCE ACCELERATED RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of this      day of                     ,             , by and between Mellon Financial Corporation (the “Corporation”), having its principal place of business in the Commonwealth of Pennsylvania,

and

[NAME], a key employee (the “Grantee”) of the Corporation;

WITNESSETH THAT:

WHEREAS, Grantee is now employed by the Corporation (“Corporation”, when used herein with reference to employment of Grantee, shall include any Affiliate of the Corporation as defined in the Plan) as a key employee; and

WHEREAS, the Corporation has adopted the Long-Term Profit Incentive Plan (2004) (the “Plan”) under which the Corporation may grant to key employees of the Corporation shares of common stock, par value $.50 per share, of the Corporation (the “Common Stock”) subject to restrictions set forth in the Plan and in this Agreement; and

WHEREAS, the Corporation desires to grant [NUMBER OF SHARES] shares of Common Stock (the “Stock”) to Grantee;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto hereby agree with each other as follows:

SECTION 1: Stock Award

1.1 Subject to the terms and conditions set forth herein and to the terms of the Plan, and in order to provide an additional incentive for Grantee, as a key employee, to work for the long-range success of the Corporation, the Corporation hereby awards to Grantee the number of shares of Stock stated above.

SECTION 2: Restrictions on Transfer

2.1 No shares of Stock awarded hereunder or any interest therein may be sold, transferred, assigned, pledged or otherwise disposed of (any such action being hereinafter referred to as a “Disposition” of shares) by the Grantee until such time as this restriction lapses with respect to such Stock pursuant to Section 3 hereof.

2.2 Grantee agrees that a restrictive legend in substantially the following form may be placed on the certificate or book-entry account representing the Stock awarded hereunder:

“The sale, transfer, assignment, pledge or other disposition of the shares represented by this certificate is subject to the restrictions set forth in the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) and in the Asset Management Performance Accelerated Restricted Stock Agreement executed thereunder dated as of [GRANT DATE], copies of each of which are available for inspection at the principal office of Mellon Financial Corporation. No such transaction shall be recognized as valid or effective unless there shall have been compliance with the terms and conditions of such Agreement.”

2.3 Grantee hereby authorizes the Corporation or its agents to retain custody of the certificates or book-entry account representing the Stock awarded hereunder until such time as the restrictions on Disposition lapse. As soon as practicable after the date on which restrictions on Disposition of any shares of the Stock lapse, the Corporation will either (i) cause to be delivered to Grantee (which delivery may be by Mellon interoffice mail or by the U.S. mail at the last address for Grantee then indicated in the Corporation’s records) certificates for such shares registered in the name of Grantee or (ii) credit such shares to (or retain such shares in) a book-entry account in Grantee’s name, in either case with the restrictive legend described in Section 2.2 hereof removed. As soon as practicable after the signing of this Agreement, Grantee shall deliver to the Corporation’s Executive Compensation area (AIM No. 151-0722), a signed copy of this Agreement.

2.4 Grantee understands that the transfer agent for the Common Stock will be instructed to effect transfers of the Stock awarded hereunder only upon satisfaction of the conditions set forth herein and in the Plan.

SECTION 3: Lapse of Restrictions and Forfeiture of Shares

3.1 Employment Condition. If Grantee remains continuously employed by the Corporation through the close of business on December 31, [SIXTH YEAR AFTER YEAR OF GRANT], the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse in full on such date, and Grantee shall receive the Stock free of such restrictions on Disposition; provided, however, that the restrictions on Disposition may lapse on such earlier date or dates as the Committee certifies in accordance with Sections 3.5.

3.2 Annual Performance Conditions. If with respect to any of the calendar years, [LIST OF EACH OF SIX YEARS FROM YEAR OF GRANT THROUGH AND INCLUDING FIFTH YEAR AFTER YEAR OF GRANT] the sum of the Pre-Tax Incomes of (a) The Dreyfus Corporation and Founders Asset Management LLC (“Dreyfus-Founders”), (b) Mellon Private Wealth Management (“MPWM”) and (c) Mellon Institutional Asset Management and Mellon Global Investors (“MIAM-MGI”) shall equal or exceed 110% of the sum of the Plan Goals for such business units’ Pre-Tax Income for such year, then upon certification of the satisfaction of this condition in accordance with Section 3.5, the restrictions on Disposition shall lapse as to one-third (33 1/3%) of the original number of shares of Stock awarded hereunder. If with respect to any of the calendar years [LIST OF EACH OF SIX YEARS FROM YEAR OF GRANT THROUGH AND INCLUDING FIFTH YEAR AFTER YEAR OF GRANT], the sum of the Pre-Tax Incomes of Dreyfus-Founders, MPWM and MIAM-MGI shall be less than 110%, but shall equal or exceed 100% of the sum of the Plan Goals for such business units’ Pre-Tax Income for such year, then upon certification of the satisfaction of this condition in accordance with Section 3.5, the restrictions on Disposition shall lapse as to 25% of the original number of shares of Stock awarded hereunder.

3.3 Establishment of Plan Goal; Performance Reports. The annual Plan Goals for the Pre-Tax Income of Dreyfus-Founders, MPWM and MIAM-MGI shall be established for each year by the Committee. For this purpose, Pre-Tax Income shall mean annual recurring operating income before purchase accounting adjustments, as measured on a basis consistent with management accounting practice under which the Plan Goals were established and as reported in the Corporation’s Senior Management Reporting system or the successor to such reports (“SMR”).

3.4 Effect of Subsequent Events. If after the establishment of the Plan Goals for Dreyfus-Founders, MPWM and MIAM-MGI Pre-Tax Income for any year there shall be any acquisition or disposition of assets, funds or businesses, change in accounting principles, change in the manner of conducting the business or other change which requires an adjustment in the amount of the Plan Goal and/or the measurement of Pre-Tax Income for any of Dreyfus-Founders, MPWM or MIAM-MGI in order to preserve or more accurately reflect the intended economic effect of such Plan Goal as originally established, the Committee may make such adjustments in the amount of the Plan Goals and/or the measurement of Pre-Tax Income as it deems appropriate in the circumstances. The determination of the Committee as to the need for and amounts and nature of any adjustments pursuant to this Section 3.4 shall be final, binding and conclusive upon all parties.

3.5 Committee Certification of Annual Performance Conditions. As promptly as practicable after the SMR for the calendar year being measured becomes available, the Committee shall determine in accordance with the terms of this Agreement and shall certify (a) the extent to which the sum of the annual Plan Goals for Dreyfus-Founders, MPWM and MIAM-MGI Pre-Tax Income has reached the levels set in Section 3.2 and (b) the number of shares of Stock, if any, that will derestrict under Section 3.2.

3.6 Death or Disability. Notwithstanding Sections 3.1 through 3.5 hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse in full upon termination of Grantee’s employment with the Corporation prior to December 31, [SIXTH YEAR AFTER YEAR OF GRANT], if such termination is by reason of (a) Grantee’s death or (b) Grantee’s disability, as defined in the Employment Agreement between Grantee and the Corporation effective as of [DATE] (“Employment Agreement”).

3.7 Termination of Employment Pursuant to End of Term. Notwithstanding Sections 3.1 through 3.6 hereof, in the event the Corporation provides written notice on or before [DATE] that Grantee’s employment with the Corporation will terminate at the end of the term of the Employment Agreement and provided Grantee executes and delivers to the Corporation a separation agreement, including an irrevocable general release of claims, in a form acceptable to the Corporation, the following vesting and de-restriction schedule will apply to all unvested shares of Stock:

Period of Termination	Cumulative Percent of Shares of Stock As to Which Restrictions Shall Lapse
1/01/[GRANT YEAR +1] through 12/31/[GRANT YEAR +1]	14%
1/01/[GRANT YEAR +2] through 12/31/[GRANT YEAR +2]	28%
1/01/[GRANT YEAR +3] through 12/31/[GRANT YEAR +3]	42%
1/01/[GRANT YEAR +4] through 12/31/[GRANT YEAR +4]	56%
1/01/[GRANT YEAR +5] through 12/31/[GRANT YEAR +5]	70%
1/01/[GRANT YEAR +6] through 12/31/[GRANT YEAR +6]	84%

3.8 Without Cause Termination or Constructive Discharge. If Grantee’s employment with the Corporation terminates due to a Without Cause Termination or a Constructive Discharge, as such terms are defined in the Employment Agreement, any portion of this grant which remains subject to the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall not be forfeited but shall remain outstanding, and the restrictions on Disposition set forth in Section 2.1 hereof shall lapse at the close of business on December 31, [SIXTH YEAR AFTER YEAR OF GRANT].

3.9 Change In Control Event. Notwithstanding any other provision hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse immediately upon the occurrence of a “Change in Control Event”, as defined in Section 2.4 of the Plan.

3.10 Other Termination of Employment. Upon the effective date of a termination of Grantee’s employment with the Corporation for any reason not specified in Sections 3.6 through 3.8 above, all shares of Stock then subject to restrictions on Disposition shall immediately be forfeited and returned to the Corporation without consideration or further action being required of the Corporation. For purposes of the immediately preceding sentence, the effective date of Grantee’s termination shall be the date upon which Grantee ceases to perform services as an employee of the Corporation or any of its subsidiaries, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or any of its subsidiaries.

SECTION 4: Miscellaneous

4.1 Notwithstanding any other provision of this Agreement, Grantee hereby agrees to take any action, and consents to the taking of any action by the Corporation, with respect to the Stock awarded hereunder necessary to achieve compliance with applicable laws or regulations in effect from time to time. Any determination by the Committee with respect to the need for any action in order to achieve such compliance with laws or regulations shall be final, binding and conclusive. The Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the award of Stock under the Plan, the lapsing of restrictions thereon or the delivery of certificates therefor to comply with any law or regulation in effect from time to time.

4.2 Grantee shall be advised by the Corporation or an Affiliate as to the amount of any federal, state, local or foreign income or employment taxes required to be withheld by the Corporation or such Affiliate on the compensation income resulting from the award of the Stock. Grantee shall pay any taxes required to be withheld directly to the Corporation or any Affiliate in cash upon request, except that the Grantee may satisfy such obligation in whole or in part by requesting the Corporation in writing to withhold from the shares of Stock otherwise deliverable to the Grantee having a Fair Market Value, as defined in the Plan, on the effective date of Committee certification or December 31, [SIXTH YEAR AFTER YEAR OF GRANT], as the case may be, equal to the amount of the minimum statutory withholding tax obligation to be so satisfied. Grantee understands that no shares of Stock shall be delivered to Grantee, notwithstanding the lapse of the restrictions thereon, unless and until Grantee shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.

4.3 Grantee hereby indemnifies the Corporation and holds it harmless from and against any and all damages or liabilities incurred by the Corporation (including liabilities for attorneys’ fees and disbursements) arising out of any breach by Grantee of this Agreement, including, without limitation, any attempted Disposition in violation of Section 2.1 hereof.

4.4 Nothing herein shall be construed as giving Grantee any right to be retained in the employ of the Corporation or affect any right that the Corporation may have to terminate the employment of Grantee.

4.5 This Agreement is subject in all respects to the terms of the Plan, as amended and interpreted from time to time by the Committee; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of Grantee, adversely affect the rights of Grantee with respect to the Stock. Should there be any inconsistency between the provisions of this Agreement and the terms and conditions of the Plan, the provisions in the Plan shall govern. Grantee may obtain a copy of the Plan by writing or calling the Executive Compensation Division of the Corporation’s Human Resources Department in Pittsburgh, Pennsylvania.

4.6 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law provisions calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MELLON FINANCIAL CORPORATION

By:
Chairman and Chief Executive Officer

GRANTEE

[GRANT DATE]

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